Ex 23.4

To The Board of Directors
Yi Wan Group, Inc.

                       Consent of Independent Accountants
                                  Subsidiaries
                          Audited Financial Statements
                           December 31, 1999 and 1998
                           --------------------------

We consent to the incorporation in the Registration Statement of Yi Wan Group,
Inc. on Form 10 of our reports dated March 13, 2000 on our audits of the financial statements of Shun De Yi Wan Communication Equipment Plant Co.,
Ltd., Jiaozuo Yi Wan Hotel Co., Ltd. and Yi Wan Maple Leaf High Technology
Agriculture Developing Ltd. Co. as of December 31, 1999 and 1998 and for the
years then ended, which reports are incorporated in the Form 10 registration statement.

/s/ Moore Stephens Frazer and Torbet, LLP
Moore Stephens Frazer and Torbet, LLP

Walnut, California
December 26, 2001